UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2017, Biocept, Inc. (the “Company”), entered into a Common Stock and Warrant Purchase Agreement with Ally Bridge LB Healthcare Master Fund Limited (the “Purchase Agreement”), pursuant to which the Company sold for an aggregate price of $2.2 million, 1,466,667 shares of its common stock (the “Shares”) and warrants to purchase up to 1,434,639 additional shares of common stock (the “Warrants”) at a combined offering price of $1.50 per unit (the “Private Placement”). The Warrants are immediately exercisable, have an exercise price of $1.50 per share, will expire on August 9, 2022 and may be exercised for cash or, if the current market price of our common stock is greater than the per share exercise price, by surrender of a portion of the Warrants in a cashless exercise. Subject to the satisfaction of customary closing conditions, the Private Placement is expected to close on or about August 10, 2017.

Under the terms of the Purchase Agreement, the Company has agreed to file, within 10 days after the closing of the Private Placement, a registration statement with the Securities and Exchange Commission to register for resale the Shares and the shares of common stock issuable upon the exercise of the Warrants, which registration statement is required under the Purchase Agreement to become effective no later than 30 days following the closing (or 90 days following the closing if the Securities and Exchange Commission reviews and has written comments to the registration statement). The Company will bear all expenses of such registration of the resale of the Shares and the shares of common stock issuable upon the exercise of the Warrants.

The Purchase Agreement includes representations, warranties, covenants and closing conditions customary for transactions of this type. The securities issued in the Private Placement will be sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

The foregoing is a summary of the terms of the Purchase Agreement and the Warrants. The summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Warrants, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Common Stock Purchase Warrant issued on August 9, 2017.
10.1	Common Stock and Warrant Purchase Agreement, dated August 9, 2017, by and among Biocept, Inc. and Ally Bridge LB Healthcare Master Fund Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCEPT, INC.
Dated: August 10, 2017	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	President and Chief Executive Officer